                        VAN ECK SECURITIES CORPORATION
                 122 East 42nd Street, New York, New York 10168
                   (212) 687-5200 * Toll free (800) 221-2220

               SELLING GROUP AGREEMENT FOR THE SALE OF SHARES OF
                     INTERNATIONAL INVESTORS INCORPORATED
                               AND VAN ECK FUNDS



Dear Sirs:

  As national and international distributor of shares for, and as agent of, International Investors Incorporated and each of the series currently or hereafter established under the Van Eck Funds Master Trust Agreement (collectively, the "Funds"), we enclose a copy of the current prospectuses of the Funds and invite you to become a member of the Funds' Selling Group to offer shares in the Funds (the "Shares") upon the following terms:

  1. In all sales of Shares through us we shall act as the Funds' agent. In all sales of Shares by you to your customers you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent of the Funds or as our agent.

  2. The public offering price at which you may offer the Shares is the net asset value thereof, as computed from time to time, plus a selling commission, if any, as described in the prospectus currently in effect with respect to each of the Shares at the time of your offer. As compensation for each sale of Shares made by you, you will be allowed the discount, if any, on such Shares as described in the then current prospectus of the Fund whose Shares are sold. The current public offering prices of the Shares, commissions and discounts are set forth in Exhibit A hereto which exhibit may be amended from time to time by us upon notice to you.

  To the extent you provide distribution and marketing services in the promotion of Shares of the Gold/Resources Fund, U.S. Government Money Fund, World Trends Fund or World Income Fund of Van Eck Funds and each additional series of the Van Eck Funds hereafter established with a Plan of Distribution pursuant to Rule 12b-1 of the Investment Company Act of 1940 (the "Van Eck Funds"), we shall pay you an annual fee of 0.25% of the net asset value of Shares of each of such Van Eck Funds owned by those customers of your firm whose records, as maintained by Van Eck Funds or its agent, designate your firm as the customer's dealer of record. The 12b-1 compensation will be calculated by taking the average daily balance in each shareholder account during the year, for which your firm is designated as the dealer of record and multiplying it by the compensation factor of 25 basis points (0.25%). Distribution and marketing services include but are not limited to furnishing services and assistance to your customers who invest in and own Shares of such Van Eck Funds, answering routine inquiries, assisting in changing distribution options, account designations and addresses. No such fee will be paid to you with respect to Shares of such Van Eck Funds purchased by you and redeemed or repurchased by Van Eck Funds or by us as agent within seven (7) business days after the date of our confirmation of such purchase. No such fee will be paid to you if the total amount of such fees based upon the value of your customer's Shares will be less than $50.00. You shall furnish us and Van Eck Funds with such information as shall be reasonably requested by the Trustees of Van Eck Funds with respect to the fees paid to you. The provisions of this Paragraph may be terminated as to any of the Van Eck Funds by the vote of a majority of the Trustees of Van Eck Funds who are non-interested

Trustees or by a vote of a majority of the outstanding shares of a Fund on sixty
(60) days' written notice, without payment of any penalty. These provisions will also be terminated by any act which terminates either the Distribution Agreement between Van Eck Funds and Van Eck Securities Corporation or this Selling Group Agreement.

  The public offering prices, commissions and discounts may be revised by us at any time, but any change will not affect selling commissions and discounts on sales for which orders have been accepted by us.

  The Initial Offering of Shares of a Fund as defined in the prospectus for the Shares shall be on such terms as described in the then current prospectus of the Fund whose shares are being sold.

  In addition to the discounts, if any, allowed pursuant to the foregoing provisions of this Section 2, we may from time to time provide additional concessions to dealers which employ registered representatives who sell, during a specific period, a minimum dollar amount of the Shares of a Fund. Such additional concessions may take the form of merchandise or payment for travel expenses incurred in connection with trips taken by dealer designated persons. If non-cash concessions are provided, each dealer earning such a concession may elect to receive a cash amount equivalent to the cost of providing such concessions. Notice of availability of concessions will be given to you by us and if any concessions are earned by you, the value thereof is includable in your income for NASD assessment purposes.

  3. You agree to purchase the Shares only through us or from your customers. In the case of purchases of Shares through us you agree that all such purchases shall be made only to cover purchase orders already received by you from your customers or for your own bona fide investment. In the case of purchases from customers you agree to pay not less than the repurchase price currently being quoted by the Funds.

  4. You agree to sell Shares of a Fund only to customers and to us as agent of such Fund. In the case of sales to customers you agree to sell only at the public offering price then in effect with respect to such Shares and all such sales shall be in accordance with the then current prospectus for such Shares; to transmit promptly upon receipt any and all orders received by you (such orders must be received by us no later than 5:00 p.m. New York time); not to withhold placing customers' orders with us in order thereby to make a profit for yourself; and to take up and pay for Shares confirmed to you. In the case of sales to us you may act either as principal for your own account or as agent for your customer. If you act as principal for your own account in purchasing Shares for resale to us, you agree to pay your customer not less than you receive from us. If you act as agent for your customer in selling Shares to us, you agree not to charge your customer more than a fair commission for handling the transaction. Orders received for Shares of a Fund from you will be accepted by us for such Fund only at the public offering price applicable to each order, as established in accordance with the provisions of such Fund's then current prospectus. The procedure stated herein relating to the pricing and handling of orders shall be subject to instructions which we may forward from time to time to all members of the Selling Group.

  5. If any Shares of a Fund confirmed to you under this agreement are repurchased by us as agent of a Fund, or are tendered for redemption, within seven business days after confirmation by us of the original purchase order or the Closing Date, as defined in a prospectus for a Fund, you shall forthwith refund to us for the account of such Fund the full discount allowed to you on the sale. We are obligated to pay to such Fund our share of the selling commission on such Shares and upon receipt by us of your discount to pay the same to such Fund. We shall notify you of such repurchase within ten days after the date on which each certificate or appropriate redemption or repurchase request is delivered to us or to such Fund.

  6. You shall make all sales subject to our confirmation. All orders so placed shall be firm orders. All orders are subject to acceptance or rejection by us in our sole discretion, and by the Funds in their sole discretion. Please telephone "wire-orders" to Van Eck Securities Corporation (800) 221-2220, or in New York
(212) 687-5200. "Direct-mail" orders should be sent to ATTN: "NAME OF FUND," DST Systems, Inc., 21 West Tenth Street, Kansas City, MO 64105.

  7. Payment of the public offering price, less your dealer's discount, if any, for Shares ordered from us during a Continuous Offering of Shares of a Fund shall be made by check payable to International Investors Incorporated, or Van Eck Funds: "NAME OF FUND" in New York clearing house funds, which check should be sent to ATTN: "NAME OF FUND," DST Systems, Inc., 21 West Tenth Street, Kansas City, MO 64105, within five days after our acceptance of your order or such lesser period as then may be permitted by law or regulation. If such payment is not received within said time period, interest at the prime rate in effect at Citibank N.A., may be added to the amount due us and we reserve the right without notice to cancel the sale or at our option to return the Shares to the issuer for redemption or repurchase. In the latter case we shall have the right to hold you responsible for any loss, including loss of profit, resulting to us. Should payment be made by check on your local bank, delivery of certificates may be delayed pending clearance of your check. Upon receipt of payment in conformity with the above, Shares so ordered will be issued in or transferred into such names as you may designate and forwarded as promptly as possible in accordance with your instructions.

  Payment for Shares purchased by you during an Initial Offering of Shares of a Fund shall be made on such date and in accordance with such terms as described in the then current prospectus of the Fund whose Shares are sold or as we may advise.

  8. All sales through us shall be subject to the issuance of Shares to us by the Funds. We and the Funds reserve the right to suspend sales without notice, or to withdraw the offering of Shares entirely.

  9. The Funds have authorized us as their agent and subject to their direction to repurchase Shares at the repurchase price currently being quoted by the Funds. This authority is supplementary to the obligation of the Funds to redeem Shares tendered them for redemption as described in the Funds' current prospectuses. No commissions are payable to us or by us in respect of any such repurchase by us as such agent. Please telephone "wire-order" liquidation requests to Van Eck Securities Corporation (800) 221-2220, or in New York (212) 687-5200 (such orders must be received by us no later than 5:00 p.m. New York time to obtain the redemption price for such day). "Direct-mail" liquidation requests should be sent to ATTN: "NAME OF FUND," DST Systems, Inc., 21 West Tenth Street, Kansas City, MO 64105.

  10. We will notify you of each series, including the applicable discounts and commissions, established hereafter under the Van Eck Funds Master Trust Agreement which series shall thereupon be deemed one of the Funds and supply to you in reasonable quantities additional copies of any current prospectuses and such sales literature for the Funds as may from time to time be issued. You are not authorized to give any information other than that, or to make any representations other than those contained in the then currently effective registration statements or prospectuses or supplemental information thereto or in any sales literature then currently issued or approved by the Funds.

  11. We represent that we are members of the National Association of Securities Dealers, Inc. Your acceptance of this agreement constitutes a representation to us that you are a properly registered or licensed broker or dealer under federal and state securities laws and regulations, and that you are a member of the National Association of Securities Dealers, Inc. and agree to be bound by the rules of such Association or if a foreign dealer, that if registered under the Securities Exchange Act of 1934, you will conform to the Rules of Fair Practice of said Association in making sales of Shares in the United States or, if not so registered, you will not sell or deliver Shares in the United States or to persons who you have reason to believe are citizens or residents of the United States.

  12. You are not employed or retained for any purpose as broker, agent or employee by us or by the Funds, and you are not authorized in any manner to act for, or to make any representations on behalf of, us or the Funds. Nothing herein shall constitute you, other persons signing this agreement or the undersigned as partners; however, you agree to bear your proportionate share, if any, of any claim, demand or liability for transfer taxes asserted against you, such other persons or us based on the theory that you, such other persons and we or any two or more of us, constitute an association, unincorporated business or other entity, and your proportionate share of any expenses defending any such claim, demand or liability.

  13. From time to time or upon application we will inform you as to the states in which the Funds' Shares have been qualified for sale.

  14. Your first order placed with us for the purchase of Shares will represent your acceptance of this agreement.

  15. All communications should be sent to us at the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

  16. This agreement may be terminated by either of us at any time by written notice to the other and shall terminate automatically if either of us ceases to be a member of the National Association of Securities Dealers, Inc.

  17. This agreement shall be governed by and interpreted in accordance with the laws of the state of New York.

                               Very truly yours,

                               VAN ECK SECURITIES CORPORATION

Date:__________________        By:______________________________________________

     We accept and agree to the terms and conditions set forth in this agreement and acknowledge receipt of the prospectuses enclosed herewith.

                               Firm:____________________________________________

Date:__________________        By:______________________________________________

                               Address:_________________________________________

                               _________________________________________________

                                                                       EXHIBIT A
                     INTERNATIONAL INVESTORS INCORPORATED

                                                                                                DISCOUNT TO
                                                                       SALES CHARGE AS A       BROKER-DEALERS
                                                                         PERCENTAGE OF         AS A PERCENTAGE
                                                                      --------------------
                                                                     OFFERING   NET AMOUNT      OF THE PUBLIC
                         DOLLAR AMOUNT OF PURCHASE                    PRICE     INVESTED        OFFERING PRICE
                         -------------------------                   --------   ----------      --------------
     Less than $10,000......................................         8.5%         9.3%             7.0%
     $10,000 to less than $25,000...........................         7.5%         8.1%             6.25%
     $25,000 to less than $50,000...........................         6.25%        6.7%             5.0%
     $50,000 to less than $100,000..........................         5.0%         5.3%             4.0%
     $100,000 to less than $250,000  .......................         3.5%         3.6%             2.8%
     $250,000 to less than $500,000  .......................         2.5%         2.6%             2.0%
     $500,000 to less than $1,000,000  .....................         2.0%         2.0%             1.6%
     $1,000,000 to less than $3,000,000.....................         1.0%         1.0%             0.8%
     $3,000,000 and.........................................         0.5%         0.5%             0.4%

                                 VAN ECK FUNDS
            WORLD TRENDS FUND, GOLD/RESOURCES AND WORLD INCOME FUND

                                                                                                   DISCOUNT TO*
                                                                         SALES CHARGE AS A        BROKER-DEALERS
                                                                           PERCENTAGE OF          AS A PERCENTAGE
                                                                      ------------------------
                                                                   OFFERING       NET AMOUNT       OF THE PUBLIC
                         DOLLAR AMOUNT OF PURCHASE                  PRICE          INVESTED        OFFERING PRICE
                         -------------------------                 -------        ----------     -----------------
     Less than $10,000  ..........................................   7.5%            8.1%               6.0%
     $10,000 to less than $25,000  ...............................   6.25%           6.7%               5.0%
     $25,000 to less than $50,000  ...............................   5.0%            5.3%               4.0%
     $50,000 to less than $100,000  ..............................   4.0%            4.2%               3.2%
     $100,000 to less than $250,000  .............................   3.0%            3.1%               2.4%
     $250,000 to less than $500,000  .............................   2.5%            2.6%               2.0%
     $500,000 to less than $1,000,000  ...........................   2.0%            2.0%               1.6%
     $1,000.000 to less than $3,000,000  .........................   1.0%            1.0%               0.8%
     $3,000,000 to less than $4,000,000  .........................   0.5%            0.5%               0.4%
     $4,000,000 and over  ........................................   -0-             -0-                -0-
     ------------

     * With respect to purchases of World Income Fund shares and for the period beginning August 10, 1987 through October 30, 1987 all of the sales charge imposed will be reallowed to the applicable broker dealer.

                           U.S. GOVERNMENT MONEY FUND
No Sales Charge